Exhibit 10.11

THIRD AMENDED AND RESTATED GUARANTY	Execution Version

TO: WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC
10 S. Wacker Drive, 20th Floor, Chicago, Illinois 60606

1.        For value received, and in consideration of financing extended or to be extended by WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC (“Lender”) to or for the benefit of LEGENDARY ASSETS & OPERATIONS, LLC, a Florida limited liability company (“LAO”), SINGLETON ASSETS & OPERATIONS, LLC, a Georgia limited liability company (“SAO”), SOUTH FLORIDA ASSETS & OPERATIONS, LLC, a Florida limited liability company (“SFAO”), MIDWEST ASSETS & OPERATIONS, LLC, a Delaware limited liability company (“MAO”), SOUTH SHORE LAKE ERIE ASSETS & OPERATIONS, LLC, a Delaware limited liability company (“SSAO”), BOSUN’S ASSETS & OPERATIONS, LLC, a Delaware limited liability company (“BAO,” and together with LAO, SAO, SFAO, MAO and SSAO, collectively, the “Debtors”, individually each a “Debtor”), the undersigned (whether one or more, “Guarantor”) unconditionally (and, if more than one Guarantor, jointly and severally) guarantees the full and punctual payment and performance when due and at all times thereafter, of amounts due to Lender by Debtors or any of them for: (i) units of collateral sold or otherwise disposed of without payment remitted to Lender; and (ii) all amounts that are due to Lender from Debtors or any of them due to fraud (collectively, the “Liabilities”). Guarantor further agrees to pay all reasonable fees and expenses (including, without limitation, attorneys’ fees and expenses, whether or not litigation is commenced, and, if litigation is commenced, during both the trial and any appellate phases of such litigation) incurred by or on behalf of Lender to protect or enforce any of Lender’s rights under this Third Amended and Restated Guaranty (this “Guaranty”).
2.        This Guaranty is a guarantee of payment and not of collection. Guarantor agrees that the obligations of Guarantor under this Guaranty shall be unconditional irrespective of, at any time, (a) the invalidity or unenforceability of (i) the Liabilities for any reason, including without limitation, any law, regulation or order affecting the Liabilities, or the disallowance in bankruptcy or other proceedings, or (ii) any agreement or instrument relating to any of the Liabilities including any other guaranty of the Liabilities (collectively, the “Transaction Documents”), (b) any change in the time, manner or place of payment of the Liabilities, or any other amendment, waiver or consent with respect to any Transaction Document, (c) the absence of any attempt to collect the Liabilities from Debtors or any of them or any other person liable for the Liabilities or of any attempt to realize upon any collateral, (d) any exchange, release, non-perfection or impairment of any collateral or security, (e) any release of or settlement with any person (including Debtors or any other guarantor) liable in whole or in part for the Liabilities, or (f) any dispute between Lender and any Debtor, or any termination or modification of credit provided to Debtors. Upon a default under any Transaction Document, Lender may proceed directly and at once against Guarantor to collect the full amount of all or any portion of the liability of Guarantor hereunder, without notice and without first proceeding against Debtor or any other person primarily or secondarily liable on the Liabilities.
3.        Without limiting the foregoing, Lender is hereby authorized in its sole discretion, without notice to Guarantor and without impairing the liability of Guarantor hereunder, from time to time to (a) renew, extend, accelerate or change the time, place or manner for payment of, or other terms relating to, the Liabilities, or otherwise modify, amend, change or waive compliance with the terms of the Liabilities or any of the Transaction Documents, (b) accept partial payments on the Liabilities, (c) apply the collateral and direct the manner of sale thereof, and apply payments and credits (from any source) to Liabilities, in any order, (d) release or compromise the Liabilities or any portion thereof, or (e) extend additional credit and financial accommodations which may create additional Liabilities.
4.        Until any Liabilities shall have been indefeasibly paid and discharged in full and all Transaction Documents (including any commitments) have been terminated, Guarantor shall have no right, and agrees it will not make any claim, against Debtor or any other person primarily or secondarily liable on the Liabilities with respect to any payment which Guarantor may make to Lender under this Guaranty, including without limitation, any right of subrogation, contribution, indemnification or other reimbursement. Guarantor waives all right of set off and all notices, presentments, protests and demands of any kind with respect to any Liabilities and this Guaranty (including without limitation demands for performance, notices of non-payment or non-performance, notices of protest, notices of dishonor and notices of acceptance of this Guaranty) and promptness and diligence with respect to the Liabilities.
5.        Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information now or hereafter known to Lender regarding the financial or other condition of Debtors or any other person primarily or secondarily liable on the Liabilities or regarding any circumstance bearing on the risk of non-payment of the Liabilities. Guarantor has made an independent investigation of the financial condition of Debtors and gives this Guaranty based on that investigation and not upon any representation made by Lender.
6.        Guarantor agrees to provide to Lender, promptly after Lender’s request therefor, such financial statements and other financial records and information respecting Guarantor as may be from time to time requested by Lender. Guarantor authorizes Lender, throughout the term of this Guaranty, to investigate or make inquiries of creditors or other persons and credit bureaus regarding Guarantor (including equity holders of Guarantor), and provide to creditors or other persons any financial, credit or other information regarding or relating to Guarantor, whether supplied by Guarantor to Lender or otherwise obtained by Lender.
7.        Guarantor agrees that (a) the repurchase of inventory collateral by a seller of goods pursuant to a repurchase agreement between Lender and such seller shall be a commercially reasonable method of disposition, and (b) Guarantor is not a beneficiary of, and has no right to require Lender to enforce, any repurchase agreement.
8.        This Guaranty may be terminated only upon written notice to Lender effective no earlier than sixty (60) days after the date such written notice is actually received by Lender. Any such termination shall not affect the liability of Guarantor under this Guaranty with respect to Liabilities created or incurred prior to the effective date of such termination. Without limiting the foregoing, any such termination shall not relate to any approval given by Lender to or for the benefit of Debtors prior to the effective date of such termination and upon any such termination, Guarantor shall nevertheless remain liable with respect to all Liabilities, and the performance of all duties, created or arising theretofore or based on a commitment theretofore entered into or any approval theretofore given to or for the benefit of Debtors to the full extent of Guarantor’s liability therefor as provided herein.
9.        No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude any further exercise thereof. No modification, waiver or amendment of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing signed by Lender and delivered to Guarantor. Lender’s failure at any time to require strict performance by Guarantor of any of the provisions contained in this Guaranty shall not waive, affect or diminish any right of Lender at any time to demand strict performance therewith.
10.      To the extent Lender receives any payment of the Liabilities (through the exercise of remedies with respect to collateral or from any other source, including setoff) and such payments or any part thereof are later required to be repaid by Lender under any bankruptcy law, or other state or federal law, then to the extent of such repayment, the obligation originally intended to be satisfied shall be revived and continued in full force and effect. Notwithstanding anything in this Guaranty to the contrary, the right of recovery against Guarantor under this Guaranty is limited to the extent it is judicially determined with respect to Guarantor that entering into this Guaranty would violate § 548 of the United States Bankruptcy Code or any comparable federal, state or other laws relating to fraudulent transfers or the like, in which case Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render Guarantor’s obligations under this Guaranty subject to avoidance under § 548 of the United States Bankruptcy Code or any such comparable laws.
11.      This Guaranty shall be binding upon Guarantor, and its heirs, personal representatives, trustees and successors and shall inure to the benefit of Lender’s successors and assigns. References herein to Lender shall be deemed to refer to Lender and its successors and assigns. Guarantor cannot assign its obligations under Guaranty without Lender’s prior written consent. Lender may assign or participate Lender’s interest, in whole or in part, without Guarantor’s consent. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty. This Guaranty contains all of the understandings, promises and undertakings concerning the subject matter, and all prior undertakings and agreements, oral or written, concerning the subject matter are merged herein. This Guaranty may be validly executed and delivered by fax or other electronic transmission and in one or more counterpart signature pages. In the event there is any dispute under this Guaranty, the aggrieved party shall not be entitled to exemplary or punitive damages so that the aggrieved party’s remedy in connection with any action arising under or in any way related to this Guaranty shall be limited to a breach of contract action and any damages in connection therewith are limited to actual and direct damages, except that Lender may seek equitable relief in connection with any judicial repossession of, or temporary restraining order with respect to, the Collateral. This Guaranty and all agreements between Debtors and Lender have been substantially negotiated and will be substantially performed in the state of Illinois. Accordingly, all disputes will be governed by, and construed in accordance with, the laws of such state without regard to the conflict of law rules. ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. GUARANTOR HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN ILLINOIS AND WAIVES ANY OBJECTION WHICH GUARANTOR MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT.
12.      This Guaranty amends and restates that certain Second Amended and Restated Guaranty issued by Guarantor in favor of Lender dated August 2, 2017 (the “Existing Guaranty”) in its entirety and all obligations, of every type or nature of Guarantor under the Existing Guaranty are ratified and confirmed by Guarantor as though all of such obligations arose under this Guaranty.

THIS THIRD AMENDED AND RESTATED GUARANTY CONTAINS JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

Dated June 14, 2018

IN WITNESS WHEREOF, the undersigned Guarantor has duly executed this Guaranty as of the date set forth above

By:	/s/ Anthony Aisquith
Print Name:	Anthony Aisquith

Home Address for Notice to Guarantor

[Signature Page to 3rd A&R Aisquith Personal Guaranty]